Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 71 to the registration statement on Form N-1A ("Registration Statement") of our reports dated February 17, 2017, relating to the financial statements and financial highlights, which appear in CGM Focus Fund's, CGM Realty Fund's and CGM Mutual Fund's Annual Reports on Form N-CSR for the year ended December 31, 2016. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.

Boston, Massachusetts
April 25, 2017